FleetCor Enters Brazil with Acquisition of CTF Technologies

Atlanta, GA – May 1, 2012 – FleetCor Technologies, Inc. (NYSE: FLT), a global leader in providing fuel card and workforce payment products to businesses, today announced that it has signed an Arrangement Agreement to acquire CTF Technologies, Inc. (“CTF”) for $180 million. The transaction is expected to close in approximately 60 days.

CTF provides fuel payment processing services for over-the-road fleets, ships, mining equipment, and railroads in Brazil. CTF’s payment platform links together fleet operators, two of the largest Brazilian banks, Bradesco and Itau, and the two largest Brazilian oil companies, Petrobras and Ipiranga. CTF earns revenue primarily from a recurring transaction fee paid by the oil companies who purchase the CTF system for their fleet customers under multi-year customer contracts. More than 3 billion liters of fuel were processed through the CTF system in Brazil in 2011.

“We are pleased to announce the acquisition of CTF, which is consistent with our global acquisition strategy of identifying attractive assets with performance upside. We were attracted to CTF for four reasons: 1) its leading position in the fuel payments market in Brazil, one of the most attractive emerging markets in the world, 2) its strong relationships with Petrobras and Ipiranga, which combined have more than 60% market share of fuel retailing in Brazil, 3) the potential to take the CTF solution to our oil partners around the world, particularly in emerging markets where fuel theft is a significant problem, and 4) the fee based business model, whereby CTF takes virtually no credit risk. We are delighted to now be partners with Petrobras and Ipiranga and look forward to building the relationships while continuing CTF’s track record of innovation, efficiency and service,” said Ron Clarke, Chairman and Chief Executive Officer, FleetCor Technologies, Inc.

“We are pleased to be partnering with FleetCor. We are confident that they are well positioned to help the company accelerate its growth in Brazil and throughout the world,” said Arie Halpern, President of CTF Brazil.

Ron Clarke, FleetCor’s chairman and chief executive officer and Eric Dey, FleetCor’s chief financial officer, will host a conference call May 2, 2012 at 11:00 ET to discuss FleetCor’s acquisition. A live webcast of this conference call will be available at the Investor Relations section of FleetCor’s website (www.fleetcor.com). The live conference call also can be accessed by dialing (877) 941-4774 or for international callers (480) 629-9760. A replay of the webcast will be available on FleetCor’s website for approximately one year.

For your convenience, the conference call can be replayed in its entirety beginning from two hours after the end of the call through May 9, 2012. If you wish to listen to the replay of this conference call, please dial (877) 870-5176, or for international callers (858) 384-5517 and enter passcode 4536680.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Some of these statements include those regarding the transaction between FleetCor and CTF, FleetCor’s future financial and operating results, benefits of the transactions, future opportunities for the combined company, and any other statements about FleetCor or CTF management’s future expectations, beliefs, goals, plans or prospects. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the outcome of any shareholders meeting or court proceeding; difficulties in integrating CTF or a failure to attain anticipated operating results, each of which could affect the accretiveness of the acquisition, and the other factors described in FleetCor’s periodic reports filed with the Securities and Exchange Commission. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in FleetCor’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

Contact
Investor Relations, (770) 729-2017
investor@fleetcor.com